Exhibit 10.7

BOARD OF DIRECTORS  - RETAINER AGREEMENT

This agreement made as of January 1, 2006 between HAPS USA, Inc., with its principal place of business at 5912 Bolsa Avenue, Suite 108, Huntington Beach, CA 92649 (“HAPS USA”) and Mark Buck, with an address of 5231A Kuaiwi Place, Honolulu, HI 96821, provides for director services, according to the following:

ARTICLE 1

Services Provided

HAPS USA agrees to engage Mark Buck to serve as a member of the Board of Directors (the “Director”) and to provide those services required of a director under HAPS USA’s Articles of Incorporation and Bylaws (“Articles and Bylaws”), as both may be amended from time to time and under the General Corporation Law of Utah, the federal securities laws and other state and federal laws and regulations, as applicable.

ARTICLE 2

Nature of Relationship

2.1                                 The Director is an independent contractor and will not be deemed an employee of HAPS USA for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise. The Director shall not enter into any agreement or incur any obligations on HAPS USA’s behalf.

2.2                                 HAPS USA will supply, at no cost to the Director:  periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings and any other materials that are required under HAPS USA’s Articles and Bylaws or the charter of any committee of the board on which the director serves and any other materials which may, by mutual agreement, be necessary for performing the services requested under this contract.

ARTICLE 3

Director’s Warranties

3.1                                 The Director warrants that no other party has exclusive rights to his services in the specific areas described and that the Director is in no way compromising any rights or trust between any other party and the Director or creating a conflict of interest. The Director also warrants that no other agreement will be entered into that will create a conflict of interest with this agreement. The Director further warrants that he will comply with all applicable state and federal laws and regulations, as applicable, including Sections 10 and 16 of the Securities and Exchange Act of 1934.

3.2                                 Throughout the term of this agreement and for a period of six months thereafter, the Director agrees he will not, without obtaining HAPS USA’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with any HAPS USA business or product, including products in the development stage, accept employment or provide services to (including service as a member of a board of directors), or establish a business in competition with HAPS USA.

ARTICLE 4

Compensation

4.1                                 Retainer. HAPS USA shall pay the Director a nonrefundable retainer of Eighteen Thousand and 0/100 United States Dollars ($18,000.00) per year plus a fee of Five Hundred and 0/100 United States Dollars ($500.00) per meeting of HAPS USA’s Board of Directors at which the Director is present during the term of this agreement, to provide the services described in Section I which shall compensate him for all time spent preparing for, traveling to (if applicable) and attending board of director meetings during the year. The retainer shall be provided for portions of the term less than a full calendar year. This retainer may be revised by action of HAPS USA’s Board of Directors from time to time. Such revision shall be effective as of the date specified in the resolution for payments not yet made and need not be documented by an amendment to this agreement.

4.2                                 Stock Options. Subject to approval by the Board of Directors, an annual grant of an option to purchase HAPS USA common stock shall be made to the Director. The grant shall consist of an option to purchase a specified number of shares under the term of HAPS USA’s then effective incentive plan. The specified number of shares for a new appointment to the Board shall be at the discretion of the Board. Twenty-five percent of the options shall vest on each quarterly anniversary of the date of grant. The amount and terms of the annual option grant may be revised by action of HAPS USA’s Board of Directors from time to time. Such revision shall be effective as of the date specified in the resolution for any grants not yet made and need not be documented by an amendment to this agreement.

4.3                                 Payment. Retainer payments shall be made quarterly in cash in advance on the first day of each accounting quarter. Additional payments shall be made in arrears. No invoices need be submitted by the Director for payment of the retainer. Invoices for additional payments under C, above, shall be submitted. Such invoices must be approved by HAPS USA’s Chief Executive Officer as to form and completeness.

4.4                                 Expenses. HAPS USA will reimburse the Director for reasonable expenses approved in advance, and such approval not to be unreasonably withheld. Invoices for expenses, with receipts attached, shall be submitted. Such invoices must be approved by HAPS USA’s Chief Executive Officer as to form and completeness.

ARTICLE 5

General Provisions

5.1                                 Term. This agreement shall be in effect from January 1, 2006 through the last date of the Director’s current term as a member of HAPS USA’s Board of Directors. This agreement shall be automatically renewed on the date of the Director’s reelection as a member of HAPS

USA’s Board of Director’s for the period of such new term unless the Board of Directors determines not to renew this agreement.  Any amendment to this agreement must be approved by a written action of HAPS USA’s Board of Directors. Amendments to Section IV Compensation hereof do not require the Director’s consent to be effective.

5.2                                 Termination. This agreement shall automatically terminate upon the death of the Director or upon his resignation or removal from, or failure to win election or reelection to, the HAPS USA Board of Directors. In the event of any termination of this agreement, the Director agrees to return any materials transferred to the Director under this agreement except as may be necessary to fulfill any outstanding obligations hereunder. The Director agrees that HAPS USA has the right of injunctive relief to enforce this provision. HAPS USA’s obligation in the event of such termination shall be to pay the Director the retainer and other payments due through the date of termination. Termination shall not relieve either party of its continuing obligation under this agreement with respect to confidentiality of proprietary information.

5.3                                 Limitation of Liability. Under no circumstances shall HAPS USA be liable to the Director for any consequential damages claimed by any other party as a result of representations made by the Director with respect to HAPS USA which are different from any to those made in writing by HAPS USA. Furthermore, except for the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this agreement when such delay or failure is caused by Government regulations (whether or not valid), fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond reasonable control of such delinquent party.

5.4                                 Confidentiality. The Director agrees to maintain in confidentiality all of HAPS USA’s proprietary and confidential information, and to sign the Board of Directors’ Proprietary Inventions and Information Agreement, attached as Exhibit A hereto.

5.5                                 Resolution of Disputes. Any dispute regarding the agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of California, the United States of America. Any action under this paragraph shall not preclude any party hereto from seeking injunctive or other legal relief to which each party may be entitled.

5.6                                 Entire Agreement. This agreement (including agreements executed in substantially in the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

5.7                                 Assignment. This agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

5.8                                 Notices. Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses set forth above or the numbers set forth below:

Mark Buck
5231A Kuaiwi Place
Honolulu, HI 96821
Facsimile: (808) 377-9620

HAPS USA, Inc.
Attn.: Mr. Henry Miyano
5912 Bolsa Avenue, Suite 108
Huntington Beach, CA 92649
Facsimile: (714) 895-7732

Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

5.9                                 Survival of Obligations. Notwithstanding the expiration of termination of this agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, HAPS USA’s obligation to make any fees and expense payments required pursuant to Article IV hereof) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

5.10                           Severability. Any provision of this agreement which is determined to be invalid or unenforceable shall not affect the remainder of this agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers, as of the date first written above.

MARK BUCK	HAPS USA, Inc.,
A Utah Corporation

/s/ Mark Buck	By:	/s/ Shinichi Kanemoto
Shinichi Kanemoto, Its President

Date of last signature: February 16, 2006

EXHIBIT A

BOARD OF DIRECTORS PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by HAPS USA to the Director; NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1.      Subject to the limitations set forth in Paragraph 2, all information disclosed by HAPS USA to the Director shall be deemed to be “Proprietary Information”. In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to HAPS USA, its present or future products, sales, suppliers, customers, employees, investors, or business, whether or oral, written, graphic or electronic form.

2.      The term “Proprietary Information” shall not be deemed to include information which the Director can demonstrate by competent written proof. (i) is now, or hereafter becomes, through no act or failure to act on the part of the Director, generally known or available; (ii) is known by the Director at the time of receiving such information as evidenced by its records: (iii) is hereafter furnished to the Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by HAPS USA.

3.      The Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from HAPS USA. The Director may use such Proprietary Information only to the extent required to accomplish the purposes of this Agreement. The Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

4.      Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

5.      The Director represents and warrants that he shall protect the Proprietary Information received with at least the same degree of care used to protect its own Proprietary Information from unauthorized use or disclosure. The Director shall advise its employees or agents who might have access to such Proprietary Information of the confidential nature thereof and shall obtain from each of such employers and agents an agreement to abide by the terms of this Agreement. The Director shall not disclose any Proprietary Information to any officer, employee or agent who does not have a need for such information.

6.      All Proprietary Information (including all copies thereof) shall remain in the property of HAPS USA, and shall be returned to HAPS USA after Director’s need for it has expired, or upon request of HAPS USA, and in any event, upon completion or termination of this Agreement.

7.      Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a)                                  is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b)                                 is otherwise required by law; or

(c)                                  is otherwise necessary to establish rights or enforced obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8.      This Agreement shall continue in full force and effect for so long as the Director continues to receive Proprietary Information. This Agreement may be terminated at any time upon thirty (30) days written notice to the other party. The termination of the Agreement shall not relieve the Director of the obligations imposed by Paragraphs 3, 4, 5 and 12 of this Agreement with respect to Proprietary information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement for a period of five (5) years from the date of such termination.

9.      The Director agrees to indemnify HAPS USA for any loss or damage suffered as a result of any breach by the Director of the terms of this Agreement, including any reasonable fees incurred by HAPS USA in the collection of such indemnity.

10.     This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents.

11.     This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

12.     Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of HAPS USA, HAPS USA will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that HAPS USA shall be entitled to specific performance of the Director’s obligations under this

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Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

MARK BUCK	HAPS USA, Inc.,
A Utah Corporation

/s/ Mark Buck	By:	/s/ Shinichi Kanemoto
Shinichi Kanemoto, Its President

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